EXHIBIT 1
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $1.00 per share, of Encore Bancshares, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of November 10, 2010.

LKCM Private Discipline Master Fund, SPC
By:	LKCM Private Discipline Management, L.P., sole holder of its management shares
By:	LKCM Alternative Management, LLC, its general partner
By:	LKCM Capital Group, LLC, its sole member

By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Micro-Cap Partnership, L.P.
By:	LKCM Micro-Cap Partnership, L.P., its general partner
By:	LKCM Alternative Management, LLC, its general partner
By:	LKCM Capital Group, LLC, its sole member

By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Investment Partnership, L.P.
By:	LKCM Investment Partnership GP, LLC, its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

LKCM Investment Partnership II, L.P.
By:	LKCM Investment Partnership GP, LLC, its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

Luther King Capital Management Corporation
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

New Summit Partners, L.P.
By:	King Summit Holdings, Inc., its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

/s/ John Bryan King
John Bryan King

/s/ J. Luther King, Jr.
J. Luther King, Jr.